Exhibit 99.4

LETTER TO MEMBERS (Eligible to Vote and Buy)

[The Community Bank Letterhead]

Dear Valued Customer:

We have an exciting year ahead here at The Community Bank...you can be a part of it!

I am pleased to tell you about an opportunity to invest in Campello Bancorp, Inc., our new bank holding company, and, just as importantly, to request your vote on our proposed Plan of Conversion and Reorganization (the “Plan”). Pursuant to the Plan, Campello Bancorp, a Massachusetts mutual holding company (the “Mutual Holding Company”) will convert from the mutual to the capital stock form of organization. The Mutual Holding Company currently owns 100% of the common stock of The Community Bank, a Massachusetts Co-operative Bank headquartered in Brockton, Massachusetts. Campello Bancorp, Inc. is offering up to 2,702,500 shares of its common stock at a price of $10.00 per share in a stock offering to eligible depositors and then possibly to the public. The Plan further calls for the establishment of a charitable foundation, The Community Bank Charitable Foundation, to be funded with cash and stock issued in the conversion. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we currently operate. Enclosed you will find an Information Statement and Prospectus with important information about the Plan, the stock offering and the vote.

The Vote

Although we have received conditional regulatory approval to implement the Plan and establish the charitable foundation, we must receive the majority vote of our members present and voting at the special meeting of members. YOUR VOTE IS IMPORTANT TO US. To cast your vote, you must attend the special meeting of members and vote in person.

Our board of directors urges you to vote “FOR” each proposal. Please note:

•	Voting does not obligate you to purchase shares of common stock in our stock offering.

•	The proceeds resulting from the sale of shares are intended to provide an additional source of capital not now available in order to allow us to better serve the needs of our local community.

•	There will be no change to account numbers, interest rates or other terms of your accounts at The Community Bank.

•	Our management and staff will continue to serve you.

•	Your deposit accounts will continue to be insured by the FDIC and the Share Insurance Fund of the Co-Operative Central Bank up to the maximum legal limits.

The Stock Offering

We are offering shares of common stock for sale at $10.00 per share. There will be no sales commission charged to purchasers in this stock offering. As an eligible depositor of The Community Bank, you have the right, but no obligation, to buy shares of Campello Bancorp, Inc. common stock before any shares are offered for sale to the public. We anticipate that our shares of common stock will trade on the Nasdaq Capital Market under the symbol “        .”

Before making an investment decision, please carefully review the Prospectus. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the envelope provided. If you are considering purchasing stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms must be received (not postmarked) by 12:00 noon, Massachusetts time, on                          , 2008.

I invite you to consider this opportunity to share in our future and, together with our board of directors, I thank you for your continued support as a customer of The Community Bank.

Sincerely,

David W. Curtis

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at 1-(    )     -        ,

From 10:00 a.m. to 4:00 p.m., Massachusetts time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

LETTER TO CLOSED ACCOUNTHOLDERS (Eligible to Buy, Not Vote)

[Campello Bancorp, Inc. Letterhead]

Dear Friend:

We have an exciting year ahead here at The Community Bank...you can be a part of it!

I am pleased to tell you about an investment opportunity. Campello Bancorp, a Massachusetts mutual holding company (the “Mutual Holding Company”) will convert from the mutual to the capital stock form of organization. The Mutual Holding Company currently owns 100% of the common stock of The Community Bank, a Massachusetts Co-operative Bank headquartered in Brockton, Massachusetts. Campello Bancorp, Inc., our new bank holding company, is offering up to 2,702,500 shares of its common stock at a price of $10.00 per share. No commission will be charged to purchasers in this stock offering. We anticipate that our shares of common stock will trade on the Nasdaq Capital Market under the symbol “        .”

As an eligible depositor of The Community Bank on December 31, 2006 or March 31, 2008, whose account was closed thereafter, you have a right, without any obligation, to purchase shares of common stock, before shares are offered for sale to the general public.

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of Campello Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed envelope. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms must be received (not postmarked) by 12:00 noon, Massachusetts time, on                     , 2008.

If you have questions regarding the offering, please refer to the Prospectus and Q&A Brochure or call our Stock Information Center at the number shown below.

Sincerely,

David W. Curtis

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at 1-(    )     -        ,

From 10:00 a.m. to 4:00 p.m., Massachusetts time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

LETTER TO POTENTIAL INVESTORS (Community Prospects)

[Campello Bancorp, Inc. Letterhead]

[Note: This letter is for call-ins and community prospects in the event of a Community Offering

Dear Friend:

We have an exciting year ahead here at The Community Bank...you can be a part of it!

I am pleased to tell you about an investment opportunity. Campello Bancorp, a Massachusetts mutual holding company (the “Mutual Holding Company”) will convert from the mutual to the capital stock form of organization. The Mutual Holding Company currently owns 100% of the common stock of The Community Bank, a Massachusetts Co-operative Bank headquartered in Brockton, Massachusetts. Campello Bancorp, Inc., our new bank holding company, is offering up to 2,702,500 shares of its common stock at a price of $10.00 per share. No commission will be charged to purchasers in this stock offering. We anticipate that our shares of common stock will trade on the Nasdaq Capital Market under the symbol “        .”

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of Campello Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed envelope. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms must be received (not postmarked) by 12:00 noon, Massachusetts time, on                     , 2008.

If you have questions regarding the offering, please refer to the Prospectus and Q&A Brochure or call our Stock Information Center at the number shown below.

Sincerely,

David W. Curtis

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at 1-(    )     -        ,

From 10:00 a.m. to 4:00 p.m., Massachusetts time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

LETTER TO VOTING MEMBERS (Eligible to Vote and Buy as a Community Prospect)

[The Community Bank Letterhead]

Dear Valued Customer:

We have an exciting year ahead here at The Community Bank...you can be a part of it!

I am pleased to inform you that we recently adopted a Plan of Conversion and Reorganization (the “Plan”) whereby Campello Bancorp, a Massachusetts mutual holding company (the “Mutual Holding Company”) will convert from the mutual to the capital stock form of organization. The Mutual Holding Company currently owns 100% of the common stock of The Community Bank, a Massachusetts Co-operative Bank headquartered in Brockton, Massachusetts. Campello Bancorp, Inc., our new bank holding company, is offering up to 2,702,500 shares of its common stock at a price of $10.00 per share in a stock offering to eligible depositors and then possibly to the public. No commission will be charged to purchasers in this stock offering. We anticipate that our shares of common stock will trade on the Nasdaq Capital Market under the symbol “        .” The Plan further calls for the establishment of a charitable foundation, The Community Bank Charitable Foundation, to be funded with cash and stock issued in the conversion. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we currently operate. Enclosed you will find an Information Statement and Prospectus with important information about the Plan, the stock offering and the vote.

Although we have received conditional regulatory approval to implement the Plan and establish the charitable foundation, we must receive the majority vote of our members present and voting at the special meeting of members. YOUR VOTE IS IMPORTANT TO US. To cast your vote, you must attend the special meeting of members and vote in person.

Our board of directors urges you to vote “FOR” each proposal. Please note:

•	The proceeds resulting from the sale of shares are intended to provide an additional source of capital not now available in order to allow us to better serve the needs of our local community.

•	There will be no change to account numbers, interest rates or other terms of your accounts at The Community Bank.

•

Our management and staff will continue to serve you, and your deposit accounts will continue to be insured by the FDIC and the Share Insurance Fund of the Co-Operative Central Bank up to the maximum legal limits.

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of Campello Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed envelope. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms must be received (not postmarked) by 12:00 noon, Massachusetts time, on                     , 2008.

I invite you to consider this opportunity to share in our future and, together with our board of directors, I thank you for your continued support as a customer of The Community Bank.

Sincerely,

David W. Curtis

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at 1-(    )     -        ,

From 10:00 a.m. to 4:00 p.m., Massachusetts time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

BLUE SKY MEMBER LETTER (Eligible to Vote, Not Buy)

[The Community Bank Letterhead]

Dear Valued Customer:

We have an exciting year ahead here at The Community Bank...you can be a part of it!

I am pleased to inform you that we recently adopted a Plan of Conversion and Reorganization (the “Plan”) whereby Campello Bancorp, a Massachusetts mutual holding company (the “Mutual Holding Company”) will convert from the mutual to the capital stock form of organization. The Mutual Holding Company currently owns 100% of the common stock of The Community Bank, a Massachusetts Co-operative Bank headquartered in Brockton, Massachusetts. The Plan further calls for the establishment of a charitable foundation, The Community Bank Charitable Foundation, to be funded with cash and stock issued in the conversion. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we currently operate.

Although we have received conditional regulatory approval to implement the Plan and establish the charitable foundation, we must receive the majority vote of our members present and voting at the special meeting of members. YOUR VOTE IS IMPORTANT TO US. To cast your vote, you must attend the special meeting of members and vote in person.

Our board of directors urges you to vote “FOR” each proposal. Please note:

•	The proceeds resulting from the sale of shares are intended to provide an additional source of capital not now available in order to allow us to better serve the needs of our local community.

•	There will be no change to account numbers, interest rates or other terms of your accounts at The Community Bank.

•

Our management and staff will continue to serve you, and your deposit accounts will continue to be insured by the FDIC and the Share Insurance Fund of the Co-Operative Central Bank up to the maximum legal limits.

Although you may vote on the Plan, we regret that Campello Bancorp, Inc., our new bank holding company, is unable to offer its common stock to you because the small number of customers in your state makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Therefore, we have not enclosed a Stock Order Form.

If you have any questions about voting on the Plan and the establishment of the charitable foundation, refer to the enclosed information or call our Stock Information Center at the number shown below.

I thank you for your continued support as a customer of The Community Bank.

Sincerely,

David W. Curtis

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at 1-(    )     -        ,

From 10:00 a.m. to 4:00 p.m., Massachusetts time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

STIFEL NICOLAUS “BROKER DEALER” LETTER

[Stifel Nicolaus Letterhead]

Dear Sir/Madam:

At the request of Campello Bancorp, Inc., we are enclosing materials regarding the offering of shares of its common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Campello Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

NOTE: To accompany – not replace – one of the preceding letters if a stock order form is included in the mailing.

STOCK ORDER ACKNOWLEDGEMENT LETTER

[Campello Bancorp, Inc. Letterhead]

[imprinted with name & address of subscriber]

Date

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Campello Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at 1- (    )     -        , from 10:00 a.m. to 4:00 p.m., Massachusetts time, Monday through Friday. Refer to the batch and order number listed below when contacting the Stock Information Center.

Stock Registration:

Name1

Name2

Name3

Street1

Street2

City, State Zip

Other Order Information:

Batch #:

Order #:

Number of Shares Requested:

Offering Category:                      (subject to verification; see descriptions below)

Ownership Type:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated                     , 2008, in the section entitled “The Conversion and Offering.”

The offering period ends at 12:00 noon, Massachusetts time, on                      , 2008. We are then required to receive final regulatory approval, as well as the approval of our members before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

CAMPELLO BANCORP, INC.

Offering Category Descriptions:

1.	Depositors with accounts at The Community Bank with aggregate balances of at least $50 at the close of business on December 31, 2006;

2.	Depositors, other than directors, officers or corporators of The Community Bank, and their associates, with accounts at The Community Bank with aggregate balances of at least $50 at the close of business on March 31, 2008;

3.	The Community Bank’s tax-qualified employee benefit plans;

4.	Employees, officers, directors and corporators of The Community Bank;

5.	General Public – Residents of Plymouth, Bristol and Barnstable counties, Massachusetts; and

6.	General Public – Other.

NOTE: Mellon will imprint and mail out the acknowledgements.

STOCK CERTIFICATE MAILING LETTER

[Campello Bancorp, Inc. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of Campello Bancorp, Inc. A total of                      shares were purchased by investors at $10.00 per share.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

on the web:

by mail:

by phone:

by email:

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at The Community Bank’s passbook savings rate of         % APY, calculated from the date your funds were processed until                     , 2008.

If your stock order was paid in full or in part by authorizing a withdrawal from The Community Bank deposit account, the withdrawal was made on                     , 2008. Until then, interest was earned at your applicable deposit account rate, and it remains in your account.

Campello Bancorp, Inc. common stock trades on the Nasdaq Capital Market, under the symbol “        .” Should you wish to buy or sell Campello Bancorp, Inc. shares in the future, please contact a stockbroker.

Thank you for sharing in our company’s future.

Sincerely,

David W. Curtis

President and Chief Executive Officer

NOTE: Letter assumes the order is filled. This letter will be tailored in the event of an oversubscription to mention interest plus refund. This letter will be mailed by the Transfer Agent.

REMINDER MEMBER MAILING

[The Community Bank LOGO]

YOUR VOTE IS IMPORTANT!

In order to implement Campello Bancorp’s proposed Plan of Conversion and

Reorganization and to establish and fund the proposed charitable foundation, we must obtain the approval of our members.

OUR BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR”

OUR PLAN OF CONVERSION AND REORGANIZATION AND “FOR”

ESTABLISHMENT OF A CHARITABLE FOUNDATION TO BENEFIT

OUR COMMUNITIES.

TO CAST YOUR VOTE, YOU MUST ATTEND THE SPECIAL

MEETING OF MEMBERS ON                     , 2008 AT                     ,

AND VOTE IN PERSON.

Voting does not obligate you to purchase shares of common stock during the Campello Bancorp, Inc. stock offering.

The Plan of Conversion and Reorganization changes our form of corporate organization, but will not result in changes to bank staff, management or deposit accounts or loans at The Community Bank.

QUESTIONS?

Please call us at 1-(    )     -        ,

From Monday through Friday, 10:00 a.m. to 4:00 p.m., Massachusetts time.

The Stock Information Center is closed on weekends and bank holidays.

NOTE:	This can be printed on 8 1/2” x 11” yellow paper.

INFORMATIONAL MEETING INVITATION

[included in initial mailing package]

[Campello Bancorp, Inc. LOGO]

You’re Invited!

You are cordially invited to an Informational Meeting to learn more about the offering of Campello Bancorp, Inc. common

stock and The Community Bank.

Senior executives of The Community Bank will present information and answer your questions.

DATE

TIME

PLACE

ADDRESS

FOR RESERVATIONS, PLEASE CALL

Campello Bancorp, Inc.

Stock Information Center

1-(    )     -         ,

From 10:00 a.m. to 4:00 p.m. Massachusetts time, Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

LOCAL TOMBSTONE NEWSPAPER ADVERTISEMENT

[Optional – requires that a community offering be underway]

[Campello Bancorp, Inc. LOGO]

Holding Company for The Community Bank

UP TO 2,702,500 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Campello Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Campello Bancorp, Inc. without sales commissions or fees, during the offering period.

This offering expires at 12:00 noon on                     , 2008.

To receive a copy of the Prospectus and stock order form,

Call our Stock Information Center at 1-(    )     -        ,

From 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

LOCAL TOMBSTONE/MEETING NEWSPAPER ADVERTISEMENT

[Optional – requires that a community offering be underway]

[Campello Bancorp, Inc. LOGO]

Holding Company for The Community Bank

UP TO 2,702,500 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Campello Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Campello Bancorp, Inc., without sales commissions or fees, during the offering period.

You Are Cordially Invited….

To an informational meeting to learn about the offering of Campello Bancorp, Inc. common stock and the business focus of The Community Bank.

[DATE]	[DATE]

:00 .m.	:00 .m.
[Location]	[Location]
[Street]	[Street]
[City]	[City]

To receive a Prospectus and stock order form, you may call our Stock Information Center at 1-(    )     -        , from 10:00 a.m. to 4:00 p.m. Monday through Friday, or visit us at                                         , [City]. The Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 12:00 NOON ON                     , 2008.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY ONLY - Optional

TIME IS RUNNING OUT!

***

We are conducting an offering of shares of our common stock

UP TO 2,702,500 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 12:00 NOON ON                          , 2008

If you have questions about the stock offering or wish to request offering materials,

Call our Stock Information Center at 1-(    )     -        ,

From 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

Our Stock Information Center is located at                     ,

[City]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – VOTE & BUY – Optional

We are conducting an offering of shares of our common stock

UP TO 2,702,500 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 12:00 NOON ON                          , 2008

******************************

YOUR VOTE IS IMPORTANT!

Our board of directors urges you to vote “FOR” each proposal. Please note:

•    The Plan will not result in changes to your account relationships with The Community Bank.

•    Your deposit accounts will continue to be insured by the FDIC and the Share Insurance Fund of the Co-Operative Central Bank up to the maximum legal limits.

•    Voting does not obligate you to purchase shares of Campello Bancorp, Inc. common stock during the offering.

To cast your vote, you must attend the special meeting of members and vote in person.

If you have questions about the stock offering or voting,

call our Stock Information Center at 1-(    )     -

From 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

Our Stock Information Center is located at                     ,

[City]

[Campello Bancorp, Inc. LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Q&A BROCHURE

Q&A About Our Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section, beginning on page     .

GENERAL — THE CONVERSION AND REORGANIZATION

Our board of directors has determined that the conversion and reorganization is in the best interest of The Community Bank, our customers, and the communities we serve.

Q.	What is the conversion and reorganization?

A.	Under our Plan of Conversion and Reorganization (the “Plan”), Campello Bancorp, a Massachusetts mutual holding company (the “Mutual Holding Company”) will “convert” from the mutual to the capital stock form of organization. The Mutual Holding Company currently owns 100% of the common stock of The Community Bank, a Massachusetts Co-operative Bank headquartered in Brockton, Massachusetts. This conversion will be accomplished through the sale of up to 2,702,500 shares of common stock from, our new bank holding company, Campello Bancorp, Inc. at a price of $10.00 per share.

Q.	What are the reasons for the conversion and offering?

A.	The conversion and offering are intended to provide an additional source of capital not now available in order to allow us to better serve the needs of our local community. Funds received in the stock offering will be used for general corporate purposes, and, among other things, to support future growth of The Community Bank through branch expansion and increased lending. If favorable opportunities arise, funds may also be used to provide greater flexibility to effect corporate transactions, including mergers and acquisitions (although we currently have no arrangements or understandings regarding any specific acquisition).

Q.	Will customers notice any change in The Community Bank’s day-to-day activities as a result of the conversion?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our management, staff or branches as a result. We will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be insured by the Federal Deposit Insurance Corporation and the Share Insurance Fund of the Co-Operative Central Bank up to the maximum legal limit. Deposit accounts are not being converted to stock.

Q.	What is The Community Bank Charitable Foundation and why is it being established?

A.	The Plan provides for the establishment and funding of The Community Bank Charitable Foundation, which will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we currently operate. The charitable foundation will be funded with a combination of Campello Bancorp, Inc. shares and cash.

Q.	Why should I vote on the Plan of Conversion and Reorganization and on the establishment of The Community Bank Charitable Foundation?

A.	Our board of directors believes that becoming a public company will best support The Community Bank’s future growth, and that establishing and funding the charitable foundation is in keeping with our long-standing commitment to supporting charitable causes and community development activities in the communities we operate. VOTING IS IMPORTANT! In order to implement Campello Bancorp’s proposed Plan and to establish and fund the proposed charitable foundation, we must obtain the approval of a majority of our members present and voting at the special meeting of members. Under Massachusetts law, no voting by proxy will be permitted at the special meeting, therefore members must attend the special meeting in order to vote. Our board urges a vote ‘FOR’ each of the proposals.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Campello Bancorp, Inc. is offering for sale between 1,997,500 and 2,702,500 (subject to increase to 3,107,875) shares of common stock at $10.00 per share. No sales commission will be charged to purchasers during the stock offering.

Q.	Who is eligible to purchase stock in the Subscription Offering?

A.	Pursuant to our Plan, non-transferable rights to buy shares of common stock in a Subscription Offering have been granted in the following descending order of priority:

Priority #1 –	Depositors with accounts at The Community Bank with aggregate balances of at least $50 at the close of business on December 31, 2006;

Priority #2 –	Depositors, other than directors, officers or corporators of The Community Bank, and their associates, with accounts at The Community Bank with aggregate balances of at least $50 at the close of business on March 31, 2008;

Priority #3 –	The Community Bank’s tax-qualified employee benefit plans, and

Priority #4 –	Employees, officers, directors and corporators of The Community Bank.

If all shares are not subscribed for in the subscription offering, Campello Bancorp, Inc. shares may be available to the general public in a Community Offering. The Community Offering may begin concurrently with, during or promptly after the subscription offering.

In the Community Offering, shares will be available to the general public with a preference given first to natural persons residing in the Massachusetts counties of Plymouth, Bristol and Barnstable.

In the event that orders are received for more shares than are available for sale in the stock offering, shares will be allocated as described in the Prospectus.

Q.	How can I buy shares during the Offering?

A.	Shares may be purchased by completing a stock order form and returning it, with full payment, so that it is physically received (not postmarked) by the offering deadline. Delivery of a stock order form may be made in one of the following ways: (1) by mail, using the envelope provided, (2) by overnight delivery to the Stock Information Center address noted on the stock order form, or (3) by hand-delivery to the Stock Information Center, located at , [City], Massachusetts. Stock order forms may NOT be delivered to The Community Bank branches or other offices.

Q.	What is the deadline for purchasing shares?

A.	An executed stock order form with the required full payment must be physically received by us, using an accepted method of delivery as described above, by 12:00 noon, Massachusetts time, on , 2008.

Q.	How can I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, made payable to Campello Bancorp, Inc. These will be cashed upon receipt. Cash, third-party checks, The Community Bank line of credit checks and wire transfers will not be accepted.

(2)	By authorizing direct withdrawal of funds from The Community Bank deposit account(s). The stock order form section titled “Method of Payment – Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. The types of The Community Bank deposit accounts that may be used for this purpose are outlined on the stock order form. The funds designated must be available within the account(s) at the time the stock order form is received.

Q.	Can I use my IRA held at The Community Bank to purchase the shares in the offering?

A.	You might be able to use IRA funds, although using them for this type of purchase requires special arrangements and additional processing time. If you are interested in using IRA funds held at The Community Bank or elsewhere, please call the Stock Information Center as soon as possible – preferably two weeks before the , 2008 offering deadline.

Q.	Can I use a loan from The Community Bank to pay for shares?

A.	No. The Community Bank, by regulation, may not extend a loan for the purchase of Campello Bancorp, Inc. common stock in the offering. Similarly, you may not use a check drawn on The Community Bank line of credit check to purchase stock in the offering.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by check or money order, you will earn interest at The Community Bank’s passbook savings rate from the day we process your check or money order until the completion of the conversion and reorganization. At that time, we will issue you a check for interest earned on these funds. If you pay for the shares by authorizing a direct withdrawal from your deposit account(s) at The Community Bank, your funds will continue earning interest during the offering at the applicable deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and reorganization.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by one person, or persons exercising subscription rights through a single qualifying deposit account held jointly, is 30,000 shares ($300,000). Also, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 40,000 shares ($400,000). More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the section of the Prospectus titled “The Conversion and Offering – Limitations on Common Stock Purchases.”

Q.	Is it possible that I will not receive any or all of the shares I ordered?

A.	Yes. If we receive orders in the offering for more shares than we have available to sell, we will allocate shares as described in the Prospectus. If we are unable to fill your order, in whole or in part, you will receive a refund based upon your method of payment.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible depositor?

A.	No…subscription rights are non-transferable! Only certain The Community Bank members have non-transferable rights to purchase shares in the subscription offering. To preserve subscription rights, the shares may only be registered in the name(s) of the eligible depositor(s), as described further in the enclosed Prospectus. On occasion, unscrupulous people attempt to persuade eligible accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, we ask that you notify us promptly so that we can take the necessary steps to protect our eligible depositors’ subscription rights in the offering.

Q.	Are directors and executive officers of Campello Bancorp, Inc. planning to purchase stock?

A.	Yes! The directors and executive officers of Campello Bancorp, Inc. and their associates plan to subscribe for shares of common stock in the offering or % of our total outstanding shares of common stock at the midpoint of the offering range.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order cannot be modified or withdrawn.

Q.	Will the stock be insured?

A.	No. Like any common stock, Campello Bancorp, Inc.’s shares of common stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	We have not yet determined whether we will pay a dividend on the common stock. After the offering, our board of directors will consider a policy of paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including our financial condition and results of operations, tax considerations, capital requirements, industry standards and economic conditions. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

Q.	How will Campello Bancorp, Inc.’s shares trade?

A.	Upon completion of the offering, Campello Bancorp, Inc.’s shares are expected to trade on the Nasdaq Capital Market, under the symbol “ ”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Campello Bancorp, Inc. shares in the future. As soon as possible after the completion of the offering investors will be mailed stock certificates. Purchasers may not be able to sell the shares of common stock they ordered in our offering until their stock certificate is delivered to them, even though the common stock will have begun trading.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	A Stock Information Center has been established at , [City], Massachusetts. You may visit the Stock Information Center or call us at 1-( ) - , from 10:00 a.m. to 4:00 p.m., Massachusetts time, Monday through Friday. The Stock Information Center is closed on weekends and bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

AUTOMATED CALL SCRIPT

[ Optional – To be used if an outside proxy solicitor firm is hired to record a Special Meeting reminder. This automated call approach may be in addition to, or in replacement of, calls made by Stock Information Center staff. If desired, this recording can be revised, to accommodate it being recorded by the Bank’s president. ]

Hello, this message is from The Community Bank.

Depositors as of              were mailed a large white envelope including material related to our organization’s stock offering. We would like to remind depositors about our upcoming Special Meeting, at which you may cast your vote for or against two proposals described in the material. The first proposal is our organization’s Plan of Conversion and Reorganization. The second proposal is the establishment of The Community Bank charitable foundation. If you choose to vote, you must do so in person, by attending the Special Meeting. It will be held on                 , 2008, at                 .

If you questions, please call the following number: (            )         -                . Our representatives will be available on weekdays from 9 am to 4 pm.

Thank you.